SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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CYTYC CORPORATION

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CYTYC CORPORATION

85 Swanson Road

Boxborough, MA 01719

NOTICE OF ANNUAL MEETING

TO BE HELD ON MAY 15, 2003

To the Stockholders of Cytyc Corporation:

Notice is hereby given that the annual meeting of stockholders (the “Annual Meeting”) of Cytyc Corporation, a Delaware corporation (the “Company”), will be held at 9:30 a.m., local time, on Thursday, May 15, 2003, at the Company’s headquarters located at 85 Swanson Road, Boxborough, Massachusetts 01719, to consider and act upon the following proposals:

1. To elect three directors to Class I of the Company’s Board of Directors, each to serve for a term of three years or until his or her successor is elected and qualified.

2. To ratify the selection of Deloitte & Touche LLP, independent certified public accountants, as auditors for the fiscal year ending December 31, 2003.

3. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on March 25, 2003 as the record date. Only the holders of record of the Company’s Common Stock on the record date are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

A. Suzanne Meszner-Eltrich

Secretary

Boxborough, Massachusetts

March 31, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES USING THE ENCLOSED ENVELOPE.

CYTYC CORPORATION

85 Swanson Road

Boxborough, MA 01719

PROXY STATEMENT

2003 ANNUAL MEETING OF SHAREHOLDERS

May 15, 2003

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Cytyc Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of the Company’s stockholders to be held on Thursday, May 15, 2003 (the “Annual Meeting”) at 9:30 a.m., local time, at the Company’s headquarters located at 85 Swanson Road, Boxborough, Massachusetts 01719, or at any adjournments or postponements thereof. The Company’s Summary Annual Report and Form 10-K, which includes financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2002, together with this Proxy Statement, are being mailed on or about April 4, 2003 to all stockholders entitled to vote at the Annual Meeting.

Record Date

The Board of Directors has fixed the close of business on March 25, 2003 as the record date (the “Record Date”). Accordingly, only holders of record of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or an adjournment or postponement thereof. As of the Record Date, an aggregate of 112,816,525 shares of Common Stock of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting.

Business to be Transacted

At the Annual Meeting, stockholders will act upon the following proposals:

i.	To elect three directors to Class I of the Company’s Board of Directors, each to serve for a term of three years or until his or her successor is elected and qualified.

ii.	To ratify the selection of Deloitte & Touche LLP, independent certified public accountants, as auditors for the fiscal year ending December 31, 2003.

iii.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Board of Directors’ Recommendation for Voting on the Proposals

The Board of Directors recommends a vote “FOR” each of the nominees for director and “FOR” the appointment of Deloitte & Touche LLP as the Company’s auditors for the fiscal year ending December 31, 2003.

Voting of Shares by Proxy

Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a date later than the date of such proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or

(3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Cytyc Corporation, 85 Swanson Road, Boxborough, MA 01719, Attention: Secretary, at or before the taking of the vote at the Annual Meeting.

Quorum and Votes Required

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Votes withheld from the nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the meeting. On all other matters being submitted to stockholders, the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on each such matter is required for approval. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The persons named as the proxies, Daniel J. Levangie and Robert L. Bowen, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee’s name in the space provided on the proxy. In addition to the election of three Class I Directors, the stockholders will consider and vote upon a proposal to ratify the selection of auditors, as further described in this Proxy Statement. All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting.

Other Business

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as the proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently has nine (9) members. The Company’s Third Amended and Restated Certificate of Incorporation, as amended, divides the Company’s Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms.

Sally W. Crawford, William McDaniel and Patrick J. Sullivan are Class I directors whose terms expire at the Annual Meeting. The Board is also composed of three (3) Class II directors (Walter E. Boomer, William G. Little and Joseph B. Martin, M.D., Ph.D.), whose terms expire upon the election and qualification of directors at the Annual Meeting to be held in 2004, and three (3) Class III directors (Marc C. Breslawsky, William H. Longfield and Anna S. Richo), whose terms expire upon the election and qualification of directors at the Annual Meeting to be held in 2005.

Three (3) Class I Directors will be elected at this Annual Meeting, each for a term of three years. The Class I nominees, Sally W. Crawford, William McDaniel and Patrick J. Sullivan, are each currently serving as Class I directors of the Company. Shares represented by all proxies received by the Board of Directors and not marked to withhold authority to vote for the nominees will be voted FOR the election of all three nominees, to hold office until the Annual Meeting to be held in 2006 or until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. All of the nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable or unwilling to serve, the proxies may vote for the election of a substitute nominee designated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE NOMINEES LISTED BELOW

The following table sets forth for each nominee to be elected at the Annual Meeting and for each director whose term of office will extend beyond the Annual Meeting, the year each such nominee or director was first elected a director, the positions currently held by each nominee or director with the Company, the year in which each nominee’s or director’s term will expire and the class of director of each nominee or director:

Nominee’s or Director’s Name and Year Nominee or Director First Became a Director	Position(s) Held with the Company	Year Term Will Expire	Class of Director
Nominees:
Sally W. Crawford (1998)	Director	2003	I
William McDaniel (1987)	Vice Chairman of the Board	2003	I
Patrick J. Sullivan (1994)	Chairman, Chief Executive Officer and President	2003	I

Continuing Directors:
Walter E. Boomer (2000)	Director	2004	II
William G. Little (1998)	Director	2004	II
Joseph B. Martin, M.D., Ph.D. (2002)	Director	2004	II
Marc C. Breslawsky (2002)	Director	2005	III
William H. Longfield (2001)	Director	2005	III
Anna S. Richo (1998)	Director	2005	III

DIRECTORS

The following table sets forth for each continuing director and nominee to be elected at the Annual Meeting, each director’s age and present position with the Company and board committee assignments:

Name	Age	Position
Patrick J. Sullivan(4)	51	Chairman, Chief Executive Officer and President
William McDaniel(1)(2)(3)(4)	62	Vice Chairman of the Board
Walter E. Boomer(1)(3)	64	Director
Marc C. Breslawsky(2)(4)	60	Director
Sally W. Crawford(1)(3)	49	Director
William G. Little(1)(3)	60	Director
William H. Longfield(1)(2)(3)(4)	64	Director
Joseph B. Martin, M.D., Ph.D.	64	Director
Anna S. Richo(2)(4)	42	Director

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Nominating and Corporate Governance Committee
(4)	Member of Finance Committee

Directors to be Elected at the Annual Meeting

Sally W. Crawford    Ms. Crawford became a director of the Company in January 1998. From April 1985 until January 1997, Ms. Crawford served as Chief Operating Officer of Healthsource, Inc., a publicly-held managed care organization headquartered in New Hampshire. During her tenure at Healthsource, Inc., Ms. Crawford held a variety of positions and responsibilities, including leading that company’s Northern Region operations and marketing efforts. Since January 1997, Ms. Crawford has been a health care consultant in New Hampshire. Ms. Crawford serves as a director of Exact Sciences Corporation and Chittenden Corporation.

William McDaniel    Mr. McDaniel became a director of the Company in April 1987 and served as a consultant to the Company from March 1995 to February 1997. In January 2001, he was named Vice Chairman of the Board of Directors. Mr. McDaniel served as a consultant to and a director of CP Ventures, Inc., a venture capital firm, from April 1995 to April 1996 and June 1996, respectively. From 1987 to March 1995, Mr. McDaniel was the President and a director of CP Ventures, Inc.

Patrick J. Sullivan    Mr. Sullivan has served as Chief Executive Officer and as a director of the Company since March 1994. In January 2001, he was named Vice Chairman of the Board of Directors and in January 2002 he was named Chairman-elect. In May 2002, Mr. Sullivan became Chairman of the Board. From March 1994 to January 2002, and from July 2002 to the present, Mr. Sullivan also has been serving as President, and from January 1991 to March 1994, Mr. Sullivan served as Vice President of Sales and Marketing. Prior to joining the Company, Mr. Sullivan was employed in several marketing positions for five years by Abbott Laboratories, a diversified healthcare company, and was a consultant with McKinsey and Company, an international management consulting firm. Mr. Sullivan is a graduate, with distinction, of the United States Naval Academy and received an M.B.A., with distinction, from Harvard University.

Directors Whose Terms Extend Beyond the Annual Meeting

Walter E. Boomer    Mr. Boomer became a director of the Company in February 2000. From March 1997 he served as President and Chief Executive Officer and since April 2002, Chairman and Chief Executive Officer of Rogers Corporation, a specialty materials manufacturer. Prior to joining Rogers, Mr. Boomer was Executive Vice

President of McDermott International, Inc., and President of their Babcock and Wilcox Power Generation Group. Mr. Boomer joined the Marine Corps in 1960, where he served until August 1994, achieving the rank of General in August 1986. From August 1992 to August 1994, Mr. Boomer served as Assistant Commandant, the second highest position in the Marine Corps. Mr. Boomer serves as a director of Baxter International Inc., Connecticut Business and Industry Association and Rogers Corporation.

Marc C. Breslawsky    Mr. Breslawsky became a director of the Company in January 2002. Since January 2001, he has served as Chairman and Chief Executive Officer of Imagistics International Inc. Prior to joining Imagistics, from 1996 to 2001, he was President and Chief Operating Officer of Pitney Bowes Inc. and a member of the Corporate Management Committee. Mr. Breslawsky is a director of Imagistics International Inc., C.R. Bard, Inc., United Illuminating Company, The Pittston Company, and the Connecticut Business and Industry Association.

William G. Little    Mr. Little became a director of the Company in January 1998. Mr. Little recently retired after twelve years as the Chairman and Chief Executive Officer of West Pharmaceutical Services, Inc. Currently, Mr. Little serves on the board of directors for Constar International, Inc. and Southern Peaks Ltd (NZ). He also serves on the Board of Directors for Fox Chase Cancer Center and the World Affairs Council of Philadelphia.

William H. Longfield    Mr. Longfield became a director of the Company in June 2001. Since September 1995 he has served as Chairman and Chief Executive Officer of C.R. Bard, Inc., and serves as a member of its board of directors as well as a member of its Executive Committee. Mr. Longfield also served as President and Chief Executive Officer of C.R. Bard from June 1994 to September 1995 and President and Chief Operating Officer of C.R. Bard from September 1991 to June 1994. He is also a director of Manor Care, Inc., West Pharmaceutical Services, Inc. and Horizon Health Corporation.

Joseph B. Martin, M.D., Ph.D.    Dr. Martin became a director of the Company in January 2002. Since 1997, he has served as the Dean of the Faculty of Medicine, Harvard University. Prior to joining Harvard University, from 1993 to 1997, Dr. Martin was the Chancellor for the University of California, San Francisco. Dr. Martin serves as a director of Scientific Learning Corporation and Baxter International, Inc.

Anna S. Richo    Ms. Richo became a director of the Company in January 1998. She is currently Vice President, Law at Baxter Healthcare Corporation, BioScience Division. Ms. Richo has worked in various legal positions with Baxter for the past ten years, including serving as their Chief Litigation Counsel from 1994 through 1997. She is a member of both the Baxter Senior Management Team and the Baxter BioSciences Senior Management Team, and serves as an examiner for the Baxter Award for Operational Excellence. Prior to joining Baxter, Ms. Richo was an attorney for The NutraSweet Company.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors met eleven times and acted by unanimous written consent three times during the fiscal year ended December 31, 2002. The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Finance Committee. During the year ended December 31, 2002, each of the Company’s directors attended at least 75 percent of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he or she served.

The Audit Committee is responsible for assisting the Board of Directors in its oversight of the integrity of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent auditors, and the Company’s internal financial and accounting controls. The Audit Committee met eight times during 2002. Messrs. Breslawsky, Longfield and McDaniel and Ms. Richo are the current members of the Audit Committee, and Mr. Breslawsky serves as Chairman.

The Compensation Committee determines the compensation of the Company’s senior management and administers the Company’s stock plans. The Compensation Committee met six times and acted by written consent five times during 2002. Messrs. Boomer, Little, Longfield and McDaniel and Ms. Crawford are the current members of the Compensation Committee, and Mr. Little serves as Chairman.

The Nominating and Corporate Governance Committee is responsible for recommending to the Board of Directors persons to be nominated for election or appointment as directors of the Company as well as consideration of issues relating to the corporate governance of the Company. The Nominating and Corporate Governance Committee met five times during 2002. Messrs. Boomer, Little, Longfield and McDaniel and Ms. Crawford are the current members of the Nominating and Corporate Governance Committee, and Mr. McDaniel serves as Chairman. The Nominating and Corporate Governance Committee also considers suggestions regarding possible candidates for director. Such suggestions, together with appropriate biographical information and the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, should be submitted to the Secretary of the Company.

The Finance Committee was established by the Board of Directors in January 2002. The Finance Committee is responsible for advising management on financing strategies, securities offerings, acquisitions, divestitures, capital expenditures and similar matters. The Finance Committee met three times during 2002. Messrs. Breslawsky, Longfield, McDaniel and Sullivan and Ms. Richo are the current members of the Finance Committee, and Mr. Longfield serves as Chairman.

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

The following table sets forth the annual and long-term compensation for fiscal years ended December 31, 2002, 2001 and 2000 for (i) the Company’s Chief Executive Officer, and (ii) each of the Company’s four other most highly compensated executive officers who were serving as executive officers as of December 31, 2002 and whose salary and bonus exceeded $100,000 for fiscal year 2002 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

			Annual Compensation				Long-Term Compensation Awards(1)
Name and Principal Position	Year		Salary	Bonus(2)	Other Annual Compensation(3)		Restricted Stock Awards(4)	Securities Underlying Options (# of Shares)	All Other Compensation(5)

Patrick J. Sullivan Chairman, Chief Executive Officer and President	2002 2001 2000		$449,712 375,000 275,000	$0 599,989 514,438		(6) (6) (6)	$0 18,908 18,739	850,000 750,000 110,100	$6,000 5,100 3,400

Daniel J. Levangie Executive Vice President	2002 2001 2000		$349,615 250,000 190,019	$0 350,005 277,664		(6) (6) (6)	$0 11,349 11,178	600,000 600,000 205,500	$6,000 5,100 3,400

Robert L. Bowen Vice President, Chief Financial Officer and Treasurer	2002 2001 2000	(7)	$229,962 236,923 0	$0 249,996 25,223		(6) (6) (6)	$0 6,849 986	325,000 30,000 120,000	$6,000 4,569 0

Christopher A. Bleck Vice President, Commercial Operations	2002 2001	(8)	$325,000 20,000	$0 150,010	$527,107	(9)	$0 3,596	175,000 300,000	$6,000 0

James Linder, M.D. Vice President, Chief Medical Officer	2002	(10)	$289,616	$0	$158,283	(11)	$0	330,000	$0

(1)	The Company did not grant any stock appreciation rights or make any long term incentive plan payouts to the Named Executive Officers during the fiscal years ended December 31, 2002, 2001 and 2000.

(2)	Includes the value of cash bonus and non-cash bonus in the form of unrestricted bonus shares attributable to each year’s performance (“Bonus Shares”), but excludes the value of restricted stock awards, which shares are included in the Restricted Stock Awards column. Bonuses are reported in the year earned even if paid in a subsequent year. Twenty-five percent (25%) of the net bonus amount awarded to each Named Executive Officer for fiscal years 2000 and 2001 was awarded in Bonus Shares (the “Bonus Share Amount”). The number of Bonus Shares awarded was determined by dividing the Bonus Share Amount by the average closing market price of the Company’s Common Stock on The Nasdaq National Market over the last ten business days of the fiscal year in which such Bonus Shares were earned, which was $20.6133 for Bonus Shares awarded for fiscal year 2000 and $26.442 for Bonus Shares awarded for fiscal year 2001. The value of Bonus Shares as disclosed in this table is determined by multiplying the number of shares awarded by the closing market price of the Company’s Common Stock on The Nasdaq National Market on the date such Bonus Shares were granted, which was $21.917 for Bonus Shares awarded for fiscal year 2000 and $24.46 for Bonus Shares awarded for fiscal year 2001.

(3)

Unless otherwise indicated, other annual compensation includes (i) medical, group life insurance and other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Company and (ii) certain perquisites and other personal benefits received by the Named Executive Officers.

(4)	The number of shares of restricted stock awarded to the Named Executive Officers for fiscal years 2000 and 2001 was equal to 25% of the number of Bonus Shares awarded to such person for such year. Such restricted stock awards are subject to transfer and forfeiture restrictions and vest in one-third increments annually over a three-year period. Dividends will be paid on such shares when and if declared by the Board of Directors. The value of restricted stock awards as disclosed in this table is determined by multiplying the number of shares awarded by the closing market price of the Company’s Common Stock on The Nasdaq National Market on the date such restricted shares were granted, which was $21.917 for restricted shares awarded for fiscal year 2000 and $24.46 for restricted shares awarded for fiscal year 2001. Restricted stock awards are reported in the year earned even if paid in a subsequent year. The following table contains information on the restricted stock held by the Named Executive Officers at December 31, 2002.

Name	Number of Restricted Shares Awarded during Prior Three Fiscal Years	Number of Restricted Shares Held at December 31, 2002	Market Value of Restricted Shares Held at December 31, 2002
Patrick J. Sullivan	1,628	3,365	$34,323
Daniel J. Levangie	974	1,652	16,850
Robert L. Bowen	325	325	3,315
Christopher A. Bleck	0	0	0
James Linder, M.D	534	813	8,293

The market values disclosed in this footnote are determined by multiplying the number of shares by the closing market price of the Company’s Common Stock on The Nasdaq National Market on December 31, 2002, which was $10.20.

(5)	All other compensation represents matching contributions made by the Company to the Cytyc Corporation 401(k) Retirement Plan on behalf of the Named Executive Officers.

(6)	The total value of other annual compensation does not exceed the lesser of $50,000 or 10% of the Named Executive Officer’s total salary and bonus reported in this table.

(7)	Mr. Bowen joined the Company on December 4, 2000.

(8)	Mr. Bleck joined the Company on December 10, 2001.

(9)	Includes $387,529 paid by the Company for relocation expenses and $100,000 for a signing bonus paid in 2002.

(10)	Prior to the commencement of his employment on January 11, 2002, Dr. Linder served as a consultant to the Company for six years.

(11)	Includes $119,969 paid by the Company for relocation expenses.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2002. Options are subject to the employee’s continued employment. The Company did not grant any stock appreciation rights during the fiscal year ended December 31, 2002.

Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price (per share)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
						5%	10%
Patrick J. Sullivan	500,000	(3)	6.9%	$24.46	01/10/12	$7,691,381	$19,491,470
	350,000	(4)	4.8%	10.80	08/19/09	1,538,840	3,586,151

Daniel J. Levangie	300,000	(3)	4.2%	24.46	01/10/12	4,614,828	11,694,882
	300,000	(4)	4.2%	10.80	08/19/09	1,319,005	3,073,843

Robert L. Bowen	150,000	(3)	2.1%	24.46	01/10/12	2,307,414	5,847,441
	175,000	(4)	2.4%	10.80	08/19/09	769,420	1,793,075

Christopher A. Bleck	175,000	(4)	2.4%	10.80	08/19/09	769,420	1,793,075

James Linder, M.D.	80,000	(3)	1.1%	24.46	01/10/12	1,230,621	3,118,635
	150,000	(3)	2.1%	23.88	01/11/12	2,252,701	5,708,785
	100,000	(4)	1.4%	10.80	08/19/09	439,668	1,024,614

(1)	The exercise price per share of each option was determined by the Board of Directors to be equal to the closing market price per share of Common Stock as quoted on The Nasdaq National Market on the date of grant.

(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of the Company’s stock price. The potential realizable value computation does not take into account any federal or state tax consequences of option exercises or sales of appreciated stock. This table does not take into account any appreciation in the price of the Common Stock since the date of grant.

(3)	These options, which were granted under the Company’s 1995 Stock Plan, become exercisable over a four year period, at a rate of 2.083% per month, until such options are exercisable in full.

(4)	These options, which were granted under the Company’s 1995 Stock Plan, vest according to the following schedule: 25% per year for four years beginning on December 31, 2003. In prior years, the Company granted stock options to executive officers on an annual basis in January of each year. In August 2002, however, the Company made an additional grant of options to executive officers. This grant was made in lieu of the customary grant of options that would have taken place in January 2003. No options were granted to executive officers in January 2003.

Aggregate Option Exercises and Year-End Values

The following table sets forth certain information with respect to options to purchase the Company’s Common Stock granted to the Named Executive Officers, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended December 31, 2002; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 2002; and (iv) the value of unexercised options at exercise prices equal to or less than the fair market value of the Common Stock at December 31, 2002 (“In-the-Money”).

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at December 31, 2002 Exercisable/Unexercisable		Value of Unexercised, In-the-Money Options at December 31, 2002(2) Exercisable/Unexcersisable
Patrick J. Sullivan	189,930	$1,629,709	1,292,471	1,167,629	$4,644,495	$208,500
Daniel J. Levangie	0	0	834,702	926,907	2,132,827	104,250
Robert L. Bowen	0	0	114,376	360,624	0	0
Christopher A. Bleck	0	0	81,250	393,750	0	0
James Linder, M.D.	0	0	513,594	383,906	2,599,786	34,750

(1)	Amounts calculated by subtracting the aggregate exercise price of the options from the closing market price of the underlying Common Stock as quoted on The Nasdaq National Market on the date of exercise, and do not reflect amounts actually received by the Named Executive Officers.

(2)	Amounts calculated by subtracting the exercise price of the options from the closing market price of the underlying Common Stock (adjusted for stock splits) as quoted on The Nasdaq Stock Market on December 31, 2002 of $10.20 per share, multiplied by the number of shares underlying the options, and do not reflect amounts that actually may be received by the Named Executive Officers upon exercise of options.

Change of Control Arrangements

The Company entered into change of control agreements with certain executive officers, including Messrs. Sullivan, Levangie and Bleck and Dr. Linder, which provide for payments and benefits in connection with specified terminations of employment after a change of control of the Company. The change of control agreements have a three-year initial term from July 30, 2002 to July 30, 2005, and will be automatically renewed from year to year thereafter for successive one-year terms, unless thirty days prior to the expiration of the initial term or any renewal term, either party to the change of control agreement gives written notice of non-renewal to the other. A change of control agreement may also be terminated at any time prior to its expiration if the employment of an executive who is a party to the change of control agreement is terminated (subject only to such executive’s right to receive severance benefits described in the following paragraph).

If the employment of an executive who is a party to a change of control agreement is terminated without cause (as defined in the change of control agreement) by the Company within one year following the effective date of a change of control, then the executive will be entitled to the following:

•	continuation of the executive’s base salary in effect on the date of such termination for a period of twelve months (twenty-four months in the case of Mr. Bleck) after the termination, payable monthly or otherwise in accordance with the Company’s prevailing compensation practice;

•	payment in an amount equal to the highest of (i) the amount of executive incentive pay that the executive would have received for the year in which the executive’s employment is terminated had such executive met 100% of the target for such pay, (ii) the amount of executive incentive pay that the executive received in the year prior to the termination of the executive’s employment or (iii) 100% of the projected annual bonus; and

•

(i) continuation of all benefits provided by the Company to the executive prior to such termination for a period of twelve months (twenty-four months in the case of Mr. Bleck) after the termination (so long as the executive was eligible to receive such benefits under the terms of each of the benefit plans then in effect) and/or (ii) payment of the executive’s premiums for medical insurance coverage for a period of twelve months (twenty-four months in the case of Mr. Bleck) after the termination if the executive elects continued medical insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA.

An executive’s receipt of benefits pursuant to a change of control agreement is subject to such executive’s compliance with the non-disclosure and developments agreement and the non-competition agreement that the executive has entered into with the Company.

Compensation Committee Report on Executive Compensation

Pursuant to authority delegated by the Board of Directors, the Compensation Committee reviews and determines the compensation of the Company’s Chief Executive Officer and other executive officers and key employees. The Compensation Committee is also responsible for the administration of the Company’s stock ownership plans under which option grants and direct stock issuances may be made to executive officers of the Company. The Compensation Committee consists entirely of independent directors who are not officers or employees of the Company.

Overview and Philosophy.    The Company uses its executive compensation program to achieve the following objectives:

•	to align the interests of executive officers with the success of the Company;

•	to provide compensation that attracts, retains, and motivates the very best leaders required to achieve the Company’s strategic objectives, as determined by the Board of Directors;

•	to align the interest of executive officers with stockholders by including long-term equity incentives; and

•	to increase the long-term profitability of the Company and, accordingly, increase stockholder value.

Compensation under the executive compensation program is comprised of base salary, annual cash incentive bonuses, long-term incentive awards in the form of stock option grants, and various other qualified and supplemental benefit programs. It is the Compensation Committee’s objective to have a portion of each executive officer’s compensation contingent upon the achievement of specific predetermined corporate objectives as well as upon each executive officer’s individual level of performance. In addition, the compensation program includes various other benefits, including medical and insurance plans, the Company’s 401(k) Plan, the 1995 Stock Plan and the 1995 Employee Stock Purchase Plan, which plans are generally available to all employees of the Company. From time to time, the Compensation Committee reviews executive compensation reports prepared by independent organizations in order to evaluate the appropriateness of its executive compensation program.

The principal factors which the Compensation Committee considered with respect to each executive officer’s compensation package for fiscal year 2002 are summarized below. The Compensation Committee may, however, in its discretion, apply different or additional factors in making decisions with respect to executive compensation in future years.

Base Salary.    Compensation levels for each of the Company’s executive officers, including the Chief Executive Officer, are generally set within a range of salaries that the Compensation Committee believes are paid to peers with comparable qualifications, experience, responsibilities and performance at similar companies. In setting compensation levels, the Compensation Committee takes into account such factors as (i) the Company’s past performance and expectations of future performance, (ii) individual performance and experience, (iii) the executive compensation reports of independent organizations and (iv) past salary levels. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the Company’s long-term goals and strategies. Generally, salary decisions for the Company’s executive officers are made after the end of each fiscal year.

Fiscal year 2002 base salaries were determined by the Compensation Committee after considering the base salary level of the executive officers in prior years, and taking into account for each executive officer the amount of base salary as a component of total compensation. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation. Base salary levels for each of the Company’s executive officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer.

Bonus Compensation.    Bonus compensation for executive officers is based on the Company’s achievement of predetermined corporate objectives, individual performance and a comparison of the actual performance of such executive officer against his or her predetermined performance objectives. Bonuses are generally awarded on an annual basis. Since the Company’s corporate objectives for fiscal year 2002 were not achieved, no executive officer was awarded any annual bonus compensation.

Long Term Incentive Compensation.    The Compensation Committee believes that stock option participation aligns the interests of executive officers with those of the stockholders. In addition, the Compensation Committee believes that equity ownership by executive officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain such persons. Long term incentive compensation, in the form of stock options, allows executive officers to share in any appreciation in the value of the Company’s Common Stock. The Committee generally grants options that become exercisable over a four year period as a means of encouraging executive officers to remain with the Company and promote its success. In general, the Compensation Committee awards executive officers of the Company stock options with exercise prices equal to the market price of the Common Stock on the date of grant. As a result, executive officers will benefit from these stock option grants only to the extent that the price of the Company’s Common Stock increases and the Company’s stockholders have also benefited.

When establishing stock option grant levels, the Compensation Committee considers general corporate performance, individual performance, the executive compensation reports of independent organizations, the Chief Executive Officer’s recommendations (for executive officers other than the Chief Executive Officer), level of seniority and experience, existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price.

The Compensation Committee generally grants to executive officers stock option awards at the time they commence employment or are promoted, as well as on an annual basis, consistent with the number of options granted to peers within and outside the industry at similar levels of seniority. In addition, the Compensation Committee may make performance-based awards from time-to-time, as it deems appropriate. In making such performance-based awards, the Compensation Committee considers individual contributions to the Company’s financial, operational and strategic objectives.

Other Benefits.    The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. Additionally, executive officers are eligible for a supplemental health reimbursement and financial services reimbursement program. The Company also offers a stock purchase plan, under which employees may purchase Common Stock at a discount, and a 401(k) Plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Company also maintains insurance and other benefit plans for its employees, including executive officers of the Company.

Chief Executive Officer Compensation.    In fiscal year 2002, the Company’s President and Chief Executive Officer, Patrick J. Sullivan, received a base salary of $450,000, which represents an increase of $75,000, or

20.0%, over his 2001 base salary. The base salary is believed by the Committee to be consistent with the compensation received by executives in similar capacities at companies within the same industry in which the Company operates, as adjusted to reflect the relative size of the Company to such comparable companies. Mr. Sullivan also received options to purchase up to 850,000 shares of the Company’s common stock as part of long term incentive compensation. Since the Company’s corporate objectives for fiscal year 2002 were not achieved, Mr. Sullivan was not awarded any bonus compensation.

Tax Deductibility of Executive Compensation.    In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objectives, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m).

Respectfully Submitted by the

Compensation Committee:

William G. Little (Chair)

Walter E. Boomer

Sally W. Crawford

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal year 2002 were Ms. Crawford and Messrs. Boomer and Little. No member of the Compensation Committee was at any time during the past year an officer or employee of the Company (or any of its subsidiaries), was formerly an officer of the Company (or any of its subsidiaries), or had any relationship with the Company requiring disclosure herein.

During the last year, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

Compensation of Directors

In accordance with the compensation program for non-employee directors approved by the Board of Directors in 1999, all non-employee directors are paid for services provided to the Company as set forth below.

	Annual	Per In-person Meeting	Per Telephonic Meeting
Board Meetings
Chairman of the Board	$35,000	$2,000	$1,000
Directors	$20,000	$1,000	$500

Committee Meetings
Committee Chair	—	$750	$500
Committee Members	—	$500	$300

Beginning January 15, 2003, the Chair of the Audit Committee received $1,500 per in-person meeting and $1,000 per telephonic meeting, and the members of the Audit Committee received $1,000 per in-person meeting and $600 per telephonic meeting.

Patrick J. Sullivan, the sole employee director of the Company, did not receive any incremental compensation for services rendered as a director.

The non-employee directors are also eligible to participate in the Company’s 2001 Non-Employee Director Stock Plan. Under the 2001 Non-Employee Director Plan, each non-employee director of the Company may be granted stock options and opportunities to make direct purchases of stock and other equity interests in the Company. Upon commencement of service as a director, each non-employee director receives an option to purchase up to 90,000 shares of Company Common Stock, one-twelfth of which vests each quarter for three years. Upon full vesting of the initial 90,000 shares stock option, each director receives an option to purchase up to 90,000 additional shares every three years thereafter, contingent upon continued service. In addition, each non-employee director is entitled, under the Director Compensation Method Plan, to receive payment of the annual retainer and meeting attendance fees for such calendar year either in cash or in shares of the Company’s Common Stock. Alternatively, each non-employee director may elect to defer the payment of the annual retainer and meeting attendance fees. Lastly, each non-employee director is entitled to receive an annual stock award of 1,000 shares of Common Stock.

A non-employee director who serves on the Investment Committee of the Company’s wholly owned subsidiary, Cytyc Healthcare Ventures, LLC, also receives $1,000 per in-person meeting and $500 per telephonic meeting, as well as an option to purchase up to 45,000 shares of Company Common Stock upon becoming a member of the Investment Committee.

Certain non-employee directors also hold options to purchase shares of Company Common Stock granted under the Company’s 1995 Non-Employee Director Stock Option Plan. As of May 23, 2001, in connection with stockholder approval of the 2001 Non-Employee Director Stock Plan, the 1995 Non-Employee Director Stock Plan was terminated with respect to new options thereunder, such that no further options shall be granted under the 1995 Non-Employee Director Stock Plan, but all options previously outstanding thereunder shall remain in full force and effect.

Certain Relationships and Related Transactions

The Company has adopted a policy that all transactions between the Company and its officers, directors, principal stockholders and their affiliates shall be on terms no less favorable to the Company than could be obtained by the Company from unrelated third parties, and shall be approved by a majority of the outside independent and disinterested directors.

STOCK PERFORMANCE GRAPH

The following graph compares the percentage change in the cumulative total stockholder return on the Company’s Common Stock during the period from December 31, 1997, the last trading day before the Company’s 1998 fiscal year, through December 31, 2002, with the cumulative total return of The Nasdaq Market Index—U.S. Companies (“Nasdaq Market—U.S. Cos.”) and the Laboratory Analytical Instruments (SIC Code 3826) Index (“LAI Index”). The comparison assumes $100 was invested on December 31, 1997 in the Company’s Common Stock and in each of the foregoing indices and assumes any dividends were reinvested.

Comparison of Cumulative Total Return(1)(2)

(1)	This graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The stock price information shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, Inc., a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

PROPOSAL 2

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee has selected the firm of Deloitte & Touche LLP, independent certified public accountants, to serve as auditors for the year ending December 31, 2003. The Board has determined that it would be desirable to request that the stockholders ratify such selection. Deloitte & Touche LLP has served as the Company’s independent auditors since May 2002. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from the Company’s stockholders.

The Audit Committee has the responsibility for selecting the Company’s independent accountants, and stockholder ratification is not required. However, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If the selection of Deloitte & Touche LLP is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate the engagement of Deloitte & Touche LLP as the Company’s independent accountants without the approval of the Company’s stockholders whenever the Audit Committee deems termination necessary or appropriate.

Effective as of May 21, 2002, the Company’s Board of Directors dismissed Arthur Andersen LLP as its independent accountants. The Board of Director’s decision not to renew the engagement of Arthur Andersen LLP and to retain Deloitte & Touche LLP was based upon the recommendation of the Company’s Audit Committee. The audit reports of Arthur Andersen LLP on the Company’s financial statements as of and for the fiscal years ended December 31, 2000 and 2001 (as presented in the 2001 Annual Report on Form 10-K filed March 1, 2002) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period from the two most recent fiscal years of the Company ended December 31, 2001 through the date of their dismissal, the former auditors did not disagree with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to their satisfaction, would have caused them to make reference thereto in their report on the financial statements for such years. During the period from the two most recent fiscal years of the Company ended December 31, 2001 to the date of their dismissal, there have been no reportable events as defined in Regulation S-K Item 304.

In response to the Company’s request, Arthur Andersen LLP has furnished the Company with a letter addressed to the SEC stating whether Arthur Andersen LLP agrees with the above statements. The Company has filed a copy of such letter dated May 28, 2002 as Exhibit 16 to the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2002. On May 21, 2002, the Company’s Board of Directors retained Deloitte & Touche LLP as the Company’s independent accountants.

Prior to retaining Deloitte & Touche LLP, the Company had not consulted with Deloitte & Touche LLP on any accounting, auditing or reporting matters.

Below are descriptions relating to services performed by Arthur Andersen LLP and Deloitte & Touche LLP related to fiscal year 2002 and the fees associated with such services.

Audit Fees

The aggregate fees billed by Arthur Andersen LLP for professional services relating to their quarterly review of the Company’s interim financial information for the three months ended March 31, 2002 were $15,000. The aggregate worldwide fees billed by Deloitte & Touche for the audit of the Company’s annual financial statements for the year ended December 31, 2002 and for the quarterly reviews of the Company’s 2002 interim financial information were $233,000.

Financial Information Systems Design and Implementation Fees

There were no fees billed by Arthur Andersen LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002. There were no fees billed by Deloitte & Touche LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

Arthur Andersen LLP billed aggregate fees of $300,277 for the fiscal year ended December 31, 2002 for services rendered other than the services described above under Audit Fees and Financial Information Systems Design and Implementation Fees. These services consisted of (i) services rendered in connection with the preparation of filings made with the Securities and Exchange Commission relating to the Company’s efforts to acquire Digene Corporation and (ii) domestic and international tax and consulting services. Deloitte & Touche LLP billed aggregate fees of $590,000 for the fiscal year ended December 31, 2002 for services rendered other than the services described above under Audit Fees and Financial Information Systems Design and Implementation Fees. These services consisted primarily of tax consulting and tax preparation.

The Audit Committee typically meets with Deloitte & Touche LLP throughout the year. The Audit Committee reviews both audit and non-audit services performed by Deloitte & Touche LLP as well as fees charged by Deloitte & Touche LLP for such services. In engaging Deloitte & Touche LLP for the services described above, the Audit Committee considered whether the provision of such services is compatible with maintaining Deloitte & Touche LLP’s independence.

Report of Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors is responsible for assisting the Board of Directors in its oversight of the integrity of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent auditors, and the Company’s internal financial and accounting controls. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditors. None of the current members of the Audit Committee are employees of the Company and the Board of Directors has determined that each member of the Audit Committee is independent (as independence is defined in the listing standards of the Nasdaq Stock Market currently in effect).

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors. A written charter governing the functions of the Audit Committee was revised and approved by the Board of Directors on March 21, 2003. A copy of the Audit Committee’s current charter is attached to this Proxy Statement as Appendix A.

The Audit Committee met eight times during 2002. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and the Company’s independent auditors, Deloitte & Touche LLP. The Audit Committee discussed with Deloitte & Touche the overall scope and plans for its audits. The Audit Committee regularly met privately with Deloitte & Touche, who has unrestricted access to the Audit Committee.

The Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2002, and has discussed them with both management and Deloitte & Touche. The Audit Committee also discussed with management and Deloitte & Touche the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the Securities and Exchange Commission.

The Audit Committee has also discussed with Deloitte & Touche the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. Deloitte & Touche has provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with Deloitte & Touche its independence from the Company. When considering Deloitte & Touche’s independence, the Audit Committee considered whether its provision of services to the Company beyond those rendered in connection with its audit of the Company’s consolidated financial statements and review of the Company’s condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q was compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the audit and non-audit services performed by Deloitte & Touche, and approved the amount of fees paid for such services.

Based on the review and discussions described above, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The Audit Committee has also selected Deloitte & Touche as the Company’s independent auditors for the fiscal year ended December 31, 2003 and has presented the selection to the stockholders for ratification.

Respectfully	Submitted by the
Audit	Committee:

Marc	C. Breslawsky (Chair)
William	H. Longfield
William	McDaniel
Anna	S. Richo

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

VOTE “FOR” THE RATIFICATION OF THIS SELECTION

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of the Record Date by: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock; (ii) each director or nominee for director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table on page 6; and (iv) all directors, nominees for director and executive officers of the Company as a group. Unless otherwise indicated, the address for each beneficial owner is c/o Cytyc Corporation, 85 Swanson Road, Boxborough, MA 01719.

Name and Address of Beneficial Owner	Amount and Nature of Ownership(1)	Percentage of Class(2)
AIM Funds Management, Inc.(3) 5140 Yonge Street, Suite 900, Toronto, Ontario M2N 6X7	10,508,000	9.3%
Massachusetts Financial Services Company(4) 500 Boylston Street, Boston, MA 02116	9,075,477	8.0%
Patrick J. Sullivan(5)	2,012,719	1.8%
Daniel J. Levangie(6)	1,110,467	1.0%
Robert L. Bowen(7)	159,377	*
Christopher A. Bleck(8)	106,505	*
James Linder, M.D.(9)	559,083	*
Walter E. Boomer(10)	126,421	*
Marc C. Breslawsky(11)	38,846	*
Sally W. Crawford(12)	158,304	*
William G. Little(13)	134,730	*
William H. Longfield(14)	68,812	*
Joseph B. Martin, M.D., Ph.D.(15)	60,647	*
William McDaniel(16)	156,000	*
Anna S. Richo(17)	96,780	*
All directors, nominees for director and executive officers as a group (19 persons)(18)	5,745,462	4.9%

* Less than one percent of the outstanding shares of Common Stock.

(1)	The persons named in the table have, to the knowledge of the Company, sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(2)	Applicable percentage ownership as of the Record Date is based upon 112,816,525 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after the Record Date (“presently exercisable stock options”) are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)	Information obtained from Schedule 13G filed with the Securities and Exchange Commission by AIM Funds Management, Inc. (“AIM”) on February 13, 2003. The Schedule 13G discloses that AIM has sole power to vote or direct the vote and to dispose of or to direct the disposition of all these shares.

(4)	Information obtained from Schedule 13G filed with the Securities and Exchange Commission by Massachusetts Financial Services Company (“MFS”) on February 12, 2003. The Schedule 13G discloses that, of these shares, MFS has sole power to vote or direct the vote of 8,773,897 shares and sole power to dispose or to direct the disposition of 9,075,477 shares.

(5)	Includes 1,628 shares of restricted stock awarded as bonus compensation for fiscal years 2000 and 2001, which shares are subject to transfer and forfeiture restrictions. Also includes 1,245,399 shares issuable pursuant to presently exercisable stock options. Excludes 1,024,288 shares issuable pursuant to stock options that are not presently exercisable.

(6)	Includes 974 shares of restricted stock awarded as bonus compensation for fiscal years 2000 and 2001, which shares are subject to transfer and forfeiture restrictions. Also includes 941,827 shares issuable pursuant to presently exercisable stock options. Excludes 819,782 shares issuable pursuant to stock options that are not presently exercisable.

(7)	Includes 325 shares of restricted stock awarded as bonus compensation for fiscal year 2001, which shares are subject to transfer and forfeiture restrictions. Also includes 139,376 shares issuable pursuant to presently exercisable stock options. Excludes 335,624 shares issuable pursuant to stock options that are not presently exercisable.

(8)	Includes 106,250 shares issuable pursuant to presently exercisable stock options. Excludes 368,750 shares issuable pursuant to stock options that are not presently exercisable.

(9)	Includes 534 shares of restricted stock awarded as bonus compensation for fiscal years 2000 and 2001, which shares are subject to transfer and forfeiture restrictions. Also includes 555,886 shares issuable pursuant to presently exercisable stock options. Excludes 341,614 shares issuable pursuant to stock options which are not presently exercisable.

(10)	Includes 117,750 shares issuable pursuant to presently exercisable stock options. Excludes 167,250 shares issuable pursuant to stock options which are not presently exercisable. Also excludes an annual stock award of 1,000 shares which was granted to all non-employee directors of the Company for fiscal year 2002, which award accrues at the rate of 1/12 per full month of service and is payable on January 1, 2003 or within 30 days after such non-employee director ceases to be a member of the Board of Directors for any reason other than death or disability (“non-employee director Annual Stock Award”; see “Compensation of Directors”), and 2,871 shares of Common Stock issuable on the first day of the month following termination of service or retirement as a member of the Board of Directors under the Director Compensation Method Plan as deferred compensation (see “Compensation of Directors”).

(11)	Includes 37,500 shares issuable pursuant to presently exercisable stock options. Excludes 112,500 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award for fiscal year 2002 and 4,591 shares of Common Stock issuable on the first day of the month following termination of service or retirement as a member of the Board of Directors under the Director Compensation Method Plan as deferred compensation.

(12)	Includes 87,750 shares issuable pursuant to presently exercisable stock options. Excludes 107,250 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award for fiscal year 2002 and 4,442 shares of Common Stock issuable on the first day of the month following termination of service or retirement as a member of the Board of Directors under the Director Compensation Method Plan as deferred compensation.

(13)	Includes 87,750 shares issuable pursuant to presently exercisable stock options. Excludes 107,250 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award for fiscal year 2002 and 8,611 shares of Common Stock issuable on the first day of the month following termination of service or retirement as a member of the Board of Directors under the Director Compensation Method Plan as deferred compensation.

(14)	Includes 60,000 shares issuable pursuant to presently exercisable stock options. Excludes 90,000 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award for fiscal year 2002.

(15)	Includes 56,250 shares issuable pursuant to presently exercisable stock options. Excludes 138,750 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award for fiscal year 2002.

(16)	Includes 150,000 shares issuable pursuant to presently exercisable stock options. Excludes 195,000 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award for fiscal year 2002.

(17)	Includes 87,750 shares issuable pursuant to presently exercisable stock options. Excludes 107,250 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award for fiscal year 2002 and 11,480 shares of Common Stock issuable on the first day of the month following termination of service or retirement as a member of the Board of Directors under the Director Compensation Method Plan as deferred compensation.

(18)	Includes 4,484,051 shares issuable pursuant to presently exercisable stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and holders of more than 10% of the Company’s Common Stock (collectively, the “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the period ended December 31, 2002, the Company believes that all Reporting Persons complied with Section 16(a) filing requirements in the period ended December 31, 2002.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Annual Meeting for the fiscal year ended December 31, 2003 must be received by the Secretary of the Company, no later than December 2, 2003 at the Company’s principal executive offices in order to be included in the Company’s proxy statement for that meeting. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission.

The Company’s by-laws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at the annual meeting without inclusion in the Company’s proxy statement for that meeting. Written notice of such stockholder proposals for the next annual meeting of the Company must be received by the Secretary of the Company at the Company’s principal executive offices not later than December 2, 2003 and must not have been received earlier than November 2, 2003 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for stockholder action.

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

In accordance with notices sent to stockholders who share a single address and own their shares through a bank, broker or other holder of record, the Company is sending only one summary annual report, Form 10-K and proxy statement to that address unless it received contrary instructions from any stockholder at that address. This “householding” practice reduces the Company’s printing and postage costs. Stockholders may request or discontinue householding, or may request a separate copy of the summary annual report, Form 10-K or proxy statement. Stockholders who wish to either discontinue or begin householding should contact their bank, broker or other record holder. Any householded stockholder may request delivery of a copy of the summary annual report, Form 10-K or proxy statement by visiting the Investor Information section of the Company’s website, www.cytyc.com, or may write to the Company at Investor Relations, 85 Swanson Road, Boxobrough, MA 01719.

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. In addition, the Company has retained Innisfree M & A Incorporated of New York, New York to assist the Company in the solicitation of proxies at a cost estimated to be $7,000 plus expenses. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

Boxborough, Massachusetts

March 31, 2003

Appendix A

CYTYC CORPORATION

Audit Committee Charter

A.    PURPOSE AND SCOPE

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors in its oversight of: (i) the integrity of the financial statements of the Corporation, (ii) the independent accounting firm’s qualifications and independence and (iii) the Corporation’s internal financial and accounting controls.

B.    COMPOSITION

The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements under any rules or regulations of The NASDAQ Stock Market and the requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”), and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall either (i) be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement, or (ii) be able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Document Review

1.	Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2.	Review with representatives of management and representatives of the independent accounting firm the Corporation’s audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation’s annual report on Form 10-K.

3.	The Committee shall meet quarterly with representatives of management and the independent accounting firm to review the interim financial statements prior to their inclusion in the Corporation’s quarterly reports on Form 10-Q.

Independent Accounting Firm

4.	The Committee shall have the sole authority and responsibility to select, evaluate and, when warranted, replace the independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement) and to approve the fees and other compensation to be paid to the independent accounting firm. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent accounting firm retained by the Corporation for the purpose of rendering or issuing an audit report.

5.	The Committee shall approve in advance the provision by the independent accounting firm of all services whether or not related to the audit.

6.	On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board (“ISB”) Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accounting firm.

7.	On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards (“SAS”) 61, as it may be modified or supplemented.

8.	Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

9.	Evaluate the performance of the independent accounting firm and discharge the independent accounting firm when circumstances warrant. The independent accounting firm shall report directly to the Committee.

Financial Reporting Processes

10.	In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation’s internal financial and accounting controls.

11.	The Committee shall review policies and procedures with respect to the Corporation’s transactions in which officers, directors, major stockholders or other related parties have an interest; where appropriate, including when their review is requested by management or the independent auditor, review policies and procedures with regard to officers’ expense accounts and perquisites, including their use of corporate assets and consider the results of any review of these areas by the independent auditor.

Compliance

12.	To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel and/or independent accounting consultants to review any matter under its responsibility.

Reporting

13.	Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation’s annual proxy statement.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is the responsibility of the Corporation’s management to prepare consolidated financial statements that are complete and accurate and in accordance with generally accepted accounting principles, and it is the responsibility of the Corporation’s independent accounting firm to audit those financial statements. The Committee’s responsibility in this regard is one of oversight and review. The Committee does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles. The Committee’s authority, duties and responsibilities are discharged through evaluating reports given to the Committee, presentations made to the Committee and other significant financial reporting decisions reported to the Committee by management and the independent accounting firm.

As adopted by the Board of Directors on March 21, 2003.

A-2

                                  DETACH HERE

                                     PROXY

                               CYTYC CORPORATION

                    Proxy for Annual Meeting of Stockholders
                                  May 15, 2003
                 Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Daniel J. Levangie and Robert L. Bowen and each or both of them, proxy, with full power of substitution, to vote all shares of stock of the Company that the undersigned is entitled to vote at the Annual
Meeting of Stockholders of the Company to be held on Thursday, May 15, 2003 at
9:30 a.m. at the Company's headquarters located at 85 Swanson Road, Boxborough,
Massachusetts, 01719, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 31,
2003, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE                                                                 SIDE

CYTYC CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

[X] Please mark
    votes as in
    this example.                                                       ------

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO
DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS DESCRIBED IN
ITEM 1, FOR THE PROPOSAL IN ITEM 2 AND IN THE JUDGMENT OF THE PROXIES NAMED
HEREIN WITH RESPECT TO ITEM 3.
                                                                                                              FOR  AGAINST  ABSTAIN
1. To elect three director(s) to Class I of the Company's   2. To ratify the selection of the firm of         [ ]    [ ]      [ ]
   Board of Directors, each to serve for a term of three       Deloitte & Touche LLP, Independent certified
   years or until his or her successor is elected and          public accountants, as auditors for the
   qualified.                                                  fiscal year ending December 31, 2003.

   Nominees: (01) Sally W. Crawford, (02) William McDaniel
             and (03) Patrick J. Sullivan.

                FOR [ ]        [ ] WITHHELD
                                                            3. To transact such other business as may properly come before the
           [ ]                                                 meeting and any adjournments thereof.
               ----------------------------------------
                For all nominees except as noted above

                                                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                  [ ]

                                                            Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:                         Date:                   Signature:                          Date:
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